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                                                                    Exhibit 99.2
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PROXY                                                                      PROXY
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                               OPEN MARKET, INC.
                               One Wayside Road
                        Burlington, Massachusetts 01803



                        SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD __________, 1999



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Gary B. Eichhorn, Betty J. Savage, Paul Esdale and Eric J. Pyenson and each of them the proxies of the undersigned, with power of substitution to each of them, to vote all shares of Open Market, Inc., a Delaware corporation (the "Corporation"), which the undersigned is entitled to vote at a Special Meeting of Stockholders of the Corporation to be held on ______________, 1999, at 10:00 a.m. (local time) at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 (the "Meeting").

     In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

            (Continued and to be dated and signed on reverse side)


SEE REVERSE SIDE                                                SEE REVERSE SIDE
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[X]  Please mark votes
     as in this example.

     The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal specified below, this proxy will be voted for such election to office or proposal.

     1. To approve the issuance of up to an estimated maximum of 7,700,000 shares of common stock of the Corporation to stockholders of FutureTense, Inc., a Delaware corporation ("FutureTense"), as contemplated by the Agreement and Plan of Merger, dated as of July 14, 1999, by and among the Corporation, OM/SA Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Open Market, and FutureTense, pursuant to which OM/SA Acquisition Corporation will be merged with and into FutureTense, with FutureTense being the surviving corporation (the "Merger").

          [  ]  FOR      [  ]  AGAINST    [  ]  ABSTAIN

     2. To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting, including without limitation, potential adjournments or postponements of the Meeting for the purposes of soliciting additional proxies in order to approve the proposed issuance of the Corporation's common stock in connection with the Merger.

          [  ]  FOR      [  ]  AGAINST    [  ]  ABSTAIN

                              MARK HERE FOR ADDRESS CHANGE
                              OR COMMENT AND NOTE AT LEFT [  ]

     PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

     The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executor, Trustee, Administrator or Guardian should give their full title.


Signature:                                          Date:
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Signature:                                          Date:
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